EXHIBIT 11

         STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                  FOR THE PERIOD ENDED 9/30/95


                                                             LESS               FRACTION
                       SHARES                              FRACTIONAL              OF           WEIGHTED
     DATE            OUTSTANDING       RESTATEMENT           SHARES               YEAR           SHARES
1/01/95-8/31/95        844,612             1.5                 40               243/273         1,127,660

9/01/95-9/30/95      1,267,964                                                   30/273           139,337

  WEIGHTED SHARES OUTSTANDING  9/30/95                                                          1,266,997
                                                                                                =========

NET INCOME 9/30/95                                 2,647,746
WEIGHTED SHARES OUTSTANDING 9/30/95                1,266,997
EARNINGS PER SHARE 9/30/95                                                                           $2.11
                                                                                                     =====

         STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                  FOR THE PERIOD ENDED 9/30/94


                                                             LESS               FRACTION
                       SHARES                              FRACTIONAL              OF           WEIGHTED
     DATE            OUTSTANDING       RESTATEMENT           SHARES               YEAR           SHARES
1/01/94-9/30/94        844,612             1.5                 40               273/273         1,266,878

NET INCOME 9/30/94                                 2,912,165
WEIGHTED SHARES OUTSTANDING 9/30/94                1,266,878
EARNINGS PER SHARE 9/30/94                                                                           $2.30
                                                                                                     =====